Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of Hecla Mining Company, of our report dated March 30, 2016, relating to the consolidated financial statements of Mines Management, Inc., which is contained in the proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ TANNER LLC

Salt Lake City, Utah

June 28, 2016